                                                                    EXHIBIT 32.2

April 27, 2006
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002, PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18
OF THE UNITED STATES CODE

      I, John D. Liu, Chief Financial Officer and Managing Director of Greenhill
& Co., Inc. (the "Company"), certify that, to the best of my knowledge:

              (1)     the report of the Company on Form 10-Q for the quarterly
                      period ending March 31, 2006 (the "Report") fully complies with the requirements of section 15(d) of the Securities
                      Exchange Act of 1934; and

              (2)     the information contained in the Report fairly presents,
                      in all material respects, the financial condition and
                      results of operations of the Company as of the dates and
                      for the periods presented in the Report.

/s/ JOHN D. LIU
------------------------------------------------
John D. Liu
Chief Financial Officer and Managing Director

      A signed original of this written statement required by Section 906 has been provided to Greenhill & Co., Inc. and will be retained by Greenhill & Co.,
Inc. and furnished to the Securities and Exchange Commission or its staff upon request.